                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 30, 2002



                              DAVE & BUSTER'S INC.
             (Exact name of registrant as specified in its charter)


       MISSOURI                   0000943823                    43-1532756
      (State of                (Commission File               (IRS Employer
    incorporation)                  Number)               Identification Number)


                                2481 MANANA DRIVE
                                 DALLAS TX 75220
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 214 357-9588




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ITEM 5. OTHER EVENTS.

         On May 30, 2002, Dave & Buster's, Inc., D&B Holdings I, Inc. ("Holdings") and D&B Acquisition, Sub, Inc., a wholly-owned subsidiary of Holdings ("Acquisition") entered into a definitive merger agreement providing for the merger of Dave & Buster's and Acquisition whereby Dave & Buster's will become a wholly-owned subsidiary of Holdings. Holdings has been formed by a group consisting of the founders and certain members of senior executive management of Dave & Buster's together with Investcorp, a global investment group and international investors organized by Investcorp. The merger agreement, which is subject to customary conditions and regulatory approvals, provides that Dave & Buster's will commence a tender offer to purchase all of the issued and outstanding shares of common stock of Dave & Buster's at a price per share of $12.00

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits. The following are filed as Exhibits to this Report.

         2.1 Agreement and Plan of Merger by and among Dave & Buster's Inc., D&B Holdings I, Inc. and D&B Acquisition, Sub, Inc., dated as of May 30, 2002.

         99.1 Support and Exchange Agreement date as of May 30, 2002 by and among D&B Holdings I, Inc., D&B Acquisition, Sub, Inc. and the stockholders named therein.

         99.2 Dave & Buster's, Inc. Press Release dated May 30, 2002, announcing the definitive agreement.



                                       2
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ITEM 9. REGULATION FD DISCLOSURE.

         On May 30, 2002, Dave & Buster's Inc. issued a news release announcing that it had entered into a definitive agreement whereby a group led by its founders and certain executive management together with Investcorp, a global investment group and international investors organized by Investcorp will acquire the company. The press release is attached as Exhibit 99.2 to this Report.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                DAVE & BUSTER'S, INC.



Date: May 31, 2002                          By: /s/  W. C. Hammett, Jr.
                                                ---------------------------
                                                W.C. Hammett, Jr.,
                                                Chief Financial Officer



                                       3

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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------
 2.1     Agreement and Plan of Merger by and among Dave & Buster's Inc., D&B
         Holdings I, Inc. and D&B Acquisition, Sub, Inc., dated as of May 30,
         2002.

99.1     Support and Exchange Agreement date as of May 30, 2002 by and among D&B
         Holdings I, Inc., D&B Acquisition, Sub, Inc. and the stockholders named therein.

99.2 Dave & Buster's, Inc. Press Release dated May 30, 2002, announcing the definitive agreement.